SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 14, 2001
Date of Report (date of earliest event reported)

AMYLIN PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-19700	33-0266089

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9373 Towne Centre Drive
San Diego, California 92122
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 552-2200

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     On the afternoon of August 14, 2001, outside legal counsel to Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin”), accepted service on behalf of Amylin and Joseph C. Cook, Jr., Amylin’s Chief Executive Officer and Chairman of the Board, of a class action lawsuit alleging federal securities law violations. The lawsuit, titled Eric W. Peters, on behalf of himself and all others similarly situated, v. Amylin Pharmaceuticals, Inc. and Joseph C. Cook, Jr., was filed on August 9, 2001 in the United States District Court for the Southern District of California. Amylin is aware of a second lawsuit in which the company, Mr. Cook and Mr. Daniel M. Bradbury, Amylin's Executive Vice President, have been sued in the United States District Court for the Southern District of California for alleged federal securities law violations. It is possible that additional lawsuits may be filed alleging similar claims. Amylin believes that the assertions in the above-referenced lawsuits are without merit and it intends to defend vigorously the claims against the company, Mr. Cook and Mr. Bradbury set forth therein.

     No assurance can be made that Amylin will be successful in defending such claims. If Amylin is not successful in its defense of such claims, Amylin could be forced to make significant payments to its stockholders and to their lawyers, and such payments could have a material adverse effect on the company's business, financial condition and results of operations. Even if such claims are not successful, the litigation could result in substantial costs and divert management's attention and resources, which could adversely affect Amylin's business.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Mark G. Foletta

Mark G. Foletta, Vice President and Chief Financial Officer

Date: August 15, 2001